Exhibit 5.2

October 18, 2012

GreenHunter Energy, Inc.

1048 Texan Trail

Grapevine, Texas 76051

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as counsel to GreenHunter Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of: (i) common stock, $0.001 par value per share, of the Company (the “Common Stock”); (ii) preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock” and, together with the Common Stock, the “Company Stock”); and (iii) warrants to purchase Common Stock or Preferred Stock (“Warrants”). The Common Stock, Preferred Stock, and Warrants are collectively herein as the “Securities.” Securities may be issued in an unspecified number. The Registration Statement to which this opinion is an exhibit provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Base Prospectus”).

In addition, I have acted as counsel to the Company in connection with the registration on behalf of certain of its security holders (the “Selling Security Holders”) of an aggregate of 13,976,536 shares of Common Stock consisting of (i) 11,029,036 issued and outstanding shares of Common Stock, (ii) 2,067,500 shares of Common Stock underlying warrants held by the Selling Security Holders (the “Selling Security Holder Warrants”), and (iii) 880,000 shares of Common Stock underlying a convertible promissory note payable to Triad Hunter, LLC, a Delaware limited liability company (the “Convertible Note”).

I have also participated in the preparation of the Base Prospectus and an “at the market” prospectus (together, the “Prospectus”) contained in the Registration Statement. The Securities will be offered (i) in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale or (ii) “at the market” in accordance with Rule 415(a)(4) under the Securities Act. Prospectus Supplements will contain such amounts, prices and terms for Securities offered other than “at the market.”

In rendering the opinions below, I have examined and relied upon: (i) the Registration Statement, including the Prospectus; (ii) the Company’s certificate of incorporation and bylaws, as amended; and (iii) such certificates, statutes, documents, and other instruments as I considered appropriate for purposes of the opinions expressed below. I have also reviewed the questions of law that I considered appropriate.

In rendering the opinions below, I have assumed that: (i) the Registration Statement, and any amendments to it (including post-effective amendments), will have become and will remain effective when any Securities or any Common Stock registered on behalf of the Selling Security Holders (collectively, the “Registered Securities”) are issued thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered under the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established pursuant to the authorizing resolutions duly adopted by the Company’s board of directors (or its duly authorized committee), the Company’s certificate of incorporation, as amended, and applicable law; (iv) the Company will issue and deliver the Registered Securities in the manner contemplated by the Registration Statement (except that the Common Stock registered on behalf of the Selling Security Holders will be delivered by the Selling Security Holders); (v) the resolutions authorizing the Company to issue, offer, and sell the Securities will have been duly adopted by the Company’s board of directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Registered Securities were or will be issued in compliance with federal and state securities laws.

With respect to any new series of Preferred Stock, I have assumed further that the Company will issue and deliver the shares of Preferred Stock only after filing with the Secretary of State of Delaware a certificate of designations establishing the designations, preferences, and rights of the class or series of Preferred Stock.

With respect to any Warrants, I have assumed further that: (i) the warrant agreement, which the Company will have approved (the “Warrant Agreement”), to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been duly authorized, executed, and delivered by the Company and the Warrant Agent; and (ii) the Warrants will be duly authorized, executed, and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, I am of the opinion that:

1.            With respect to the Company Stock (other than the Company Stock to be offered by the Selling Security Holders), when: (i) the Company has taken all necessary action to create and approve the issuance of the Company Stock, the terms of the offering, and related matters, and (ii) the Company Stock has been issued and delivered pursuant to the terms of the applicable definitive purchase, underwriting, or similar agreement approved by the Company, then, upon payment of the relevant consideration, the Company Stock will be duly authorized, validly issued, fully paid, and nonassessable.

2.            The Warrants included in the Securities will, when: (i) the Company has taken all necessary action to approve the creation and issuance and terms of the Warrants, the terms of the offering, and related matters; (ii) a warrant agreement and any other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement, any other agreements relating to the Warrants, and the applicable definitive purchase, underwriting, or similar agreement approved by the Company; then, upon payment of the relevant consideration, be valid and binding obligations of the Company.

3.            The 11,029,036 issued and outstanding shares of Common Stock to be sold by the Selling Security Holders are duly authorized, validly issued, fully paid, and nonassessable.

4.            The 2,067,500 shares of Common Stock underlying the Selling Security Holder Warrants and the 880,000 shares of Common Stock underlying the Convertible Note to be sold by the Selling Security Holders are duly authorized and, when issued in accordance with the terms of the Selling Security Holder Warrants and the Convertible Note and for the consideration respectively provided therein, will be validly issued, fully paid, and nonassessable.

I express no opinions concerning the enforceability of indemnification provisions, to the extent they purport to relate to liabilities resulting from or based upon negligence, or any violation of federal or state securities laws, or blue sky laws.

The foregoing opinions are limited to the laws of the State of Texas, the General Corporation Law and the Limited Liability Company Act of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the Wyoming

Limited Liability Company Act, and the federal laws of the United States of America. To the extent that the foregoing opinions are governed by the laws of the State of Delaware, I have based such opinions exclusively upon a reading of applicable provisions of the Delaware Constitution, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, and reported judicial interpretations of such laws, without taking into account any legislative or administrative interpretations thereof. To the extent that the foregoing opinions are governed by the laws of the State of Wyoming, I have based such opinions exclusively upon a reading of applicable provisions of the Wyoming Constitution, the Wyoming Limited Liability Company Act, and reported judicial interpretations of such laws, without taking into account any legislative or administrative interpretations thereof. I am expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

I hereby consent to the references to me under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.2 to the Registration Statement. By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Morgan F. Johnston

Morgan F. Johnston